UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 27, 2024
Date of Report (date of earliest event reported)

LISATA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LSTA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 27, 2024, at the 2024 Annual Meeting of Stockholders (the "Annual Meeting") of Lisata Therapeutics, Inc. (the "Company"), the stockholders voted on and approved the six proposals listed below. The following is a brief description of each matter voted upon at the Annual Meeting. For a full description of each such matter, see the Company's definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 29, 2024 (the "Proxy Statement"), as well as the final voting results with respect to each such matter:
Proposal 1. The stockholders re-elected Gregory B. Brown, M.D., Heidi Henson and David J. Mazzo, Ph.D. as Class II directors to serve until the annual meeting to be held in 2027. The final voting results with respect to Gregory B. Brown, M.D. were as follows: 3,203,590 votes for; 368,418 votes against; 25,321 votes abstaining and 2,137,358 broker non-votes. The final voting results with respect to Heidi Henson were as follows: 3,261,182 votes for; 310,709 votes against; 25,438 votes abstaining and 2,137,358 broker non-votes. The final voting results with respect to David J. Mazzo, Ph.D. were as follows: 3,151,768 votes for; 375,227 votes against; 70,334 votes abstaining and 2,137,358 broker non-votes.
Proposal 2. The stockholders approved an amendment to the Lisata Therapeutics, Inc. 2018 Equity Incentive Compensation Plan to increase the number of shares of common stock that may be issued under the Plan by 600,000. The final voting results with respect to this Proposal were as follows: 2,606,756 votes for; 588,819 votes against; 401,754 votes abstaining and 2,137,358 broker non-votes.
Proposal 3. The stockholders approved an amendment to the 2018 Equity Incentive Compensation Plan to add a three-year “evergreen” provision whereby the number of shares available for issuance will be increased for three consecutive years, beginning on January 1, 2025, in an amount equal to the lesser of (i) 5% of the number of shares of the Company’s common stock issued and outstanding on the immediately preceding December 31 or (ii) such number of shares determined by the plan administrator. The final voting results with respect to this Proposal were as follows: 2,527,475 votes for; 692,222 votes against; 377,632 votes abstaining and 2,137,358 broker non-votes.
Proposal 4. The stockholders approved an amendment to the 2017 Employee Stock Purchase Plan that increases the number of shares available under the plan from 68,333 to 113,333. The final voting results with respect to this Proposal were as follows: 3,058,379 votes for; 131,206 votes against; 407,744 votes abstaining and 2,137,358 broker non-votes.
Proposal 5. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The final voting results with respect to this Proposal were as follows: 3,710,921 votes for; 401,195 votes against; 22,974 votes abstaining and no broker non-votes.
Proposal 6. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company's named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 3,091,533 votes for; 417,395 votes against; 88,401 votes abstaining and 2,137,358 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LISATA THERAPEUTICS, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President & Chief Executive Officer
Dated: June 27, 2024